      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2002
                                                   REGISTRATION NO. 333-92483-99
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      -------------------------------------

                             NABORS INDUSTRIES LTD.
             (Exact name of registrant as specified in its charter)

             BERMUDA                                  1381                              N/A
(State or other jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
organization of incorporation)           Classification Code Number)               Identification No.)

                                                                KATHERINE P. ELLIS
      C/O THE CORPORATE SECRETARY LIMITED                        GENERAL COUNSEL
               WHITE PARK HOUSE                          NABORS CORPORATE SERVICES, INC.
                WHITE PARK ROAD                         515 WEST GREENS ROAD, SUITE 1200
             BRIDGETOWN, BARBADOS                             HOUSTON, TEXAS 77067
          TELEPHONE: (246) 427-8617                         TELEPHONE: (281) 874-0035
     (Address, Including Zip Code, and                (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code,              Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)                  of Agent for Service)

                             NABORS INDUSTRIES, INC.
                1999 POOL EMPLOYEE/DIRECTOR OPTION EXCHANGE PLAN
                            (Full title of the Plan)

================================================================================

                              EXPLANATORY STATEMENT

         This post-effective amendment No. 1 to the registration statement on Form S-8, Registration No. 333-92483 (which we refer to as this registration statement), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended, by Nabors Industries Ltd., a Bermuda exempted company (which we refer to as Nabors Bermuda), which is the successor issuer to Nabors Industries, Inc., a Delaware corporation (which we refer to as Nabors Delaware). Nabors Bermuda became the successor issuer to Nabors Delaware following a corporate reorganization that became effective on June 24, 2002. The reorganization was effected through the merger of a newly formed Delaware merger subsidiary of Nabors Bermuda with and into Nabors Delaware, with Nabors Delaware as the surviving corporation. Pursuant to the merger, Nabors Delaware became a wholly-owned, indirect subsidiary of Nabors Bermuda. As a result of the merger, each share of Nabors Delaware outstanding immediately prior to the effective time of the merger automatically converted into the right to receive a common share of Nabors Bermuda. After completion of the merger, the shareholders of Nabors Delaware became the shareholders of Nabors Bermuda which, together with its subsidiaries, will continue to be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in before the merger. Pursuant to the reorganization, common shares of Nabors Bermuda, par value $0.001 per share, will henceforth be issuable, in lieu of common stock of Nabors Delaware under the 1999 Pool Employee/Director Option Exchange Plan, but Nabors Delaware will continue to maintain and sponsor such plan.

         Nabors Bermuda expressly adopts this registration statement as its own registration statement for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated in this document by reference:

     o Nabors Delaware's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2001;

     o Nabors Delaware's Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2002;

     o Nabors Delaware's Current Reports on Form 8-K filed on January 3, 2002, January 25, 2002, April 18, 2002 and June 14, 2002; and

     o The description of our common shares contained in the Registration Statement on Form S-4, filed with the Commission on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed with the Commission on March 3, 2002, April 17, 2002, April 29, 2002 and May 10, 2002, respectively, and any subsequent amendment filed for the purpose of updating the description (Registration No. 333-76198).

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of our common shares offered hereby have been sold or which deregisters all of our common shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of our common shares offered hereby will be passed upon for us by Appleby, Spurling & Kempe.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 98 of the Companies Act 1981 of Bermuda (which we refer to as the Bermuda Companies Act) provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under
Section 281 of the Bermuda Companies Act.

         Bye-law 75 of our Amended and Restated Bye-Laws provides that we shall indemnify our current or former directors or officers against all liabilities, losses, damages or expenses incurred or suffered out of the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers as officers and directors. Such exemption from liability and indemnity shall have effect to the fullest extent of applicable law, but shall not extend in any matter which would render any such exemption void pursuant to the Bermuda Companies Act. Bye-law 75 further states that subject to the Bermuda Companies Act, expenses incurred in defending any civil action or criminal action or proceeding, for which indemnification is required pursuant to Bye-law 75, shall be paid by us in advance of the final disposition of such action or proceeding upon our receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified.

         Our directors and officers are also parties to indemnification and/or employment agreements which provide for these and other indemnification rights in accordance with Bermuda law. In addition, we have obtained an aggregate of $50,000,000 of directors' and officers' insurance coverage.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following are filed as exhibits to this registration statement:

  EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
  -----------                                      ----------------------
+3.1             Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement / prospectus included in Nabors Industries Ltd.'s Registration
                 Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

+3.2             Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to
                 Annex III to the proxy statement / prospectus included in Nabors Industries Ltd.'s
                 Registration Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

  EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
  -----------                                      ----------------------
5.1              Opinion of Appleby, Spurling & Kempe  regarding the legality of the securities being registered

23.1             Consent of PricewaterhouseCoopers LLP

23.2             Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

23.3             Awareness Letter of PricewaterhouseCoopers LLP to the Commission

24               Powers of Attorney (included in signature page)

--------------------------------

+ Incorporated by reference as indicated.


ITEM 9.   UNDERTAKINGS.

         (a)     Rule 415 Offering

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating Subsequent Exchange Act Documents by Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 24, 2002.

                                           NABORS INDUSTRIES LTD.


                                           By: /s/ ANTHONY G. PETRELLO
                                           -------------------------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer

          In accordance with the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this post-effective amendment No. 1 to the registration statement appears below hereby appoints Anthony G. Petrello or Bruce P. Koch as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this post-effective amendment No. 1 to the registration statement which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

                        SIGNATURE                                       TITLE                        DATE
                        ---------                                       -----                        ----
               /s/ EUGENE M. ISENBERG                     Chairman and Chief Executive       June 24, 2002
    ------------------------------------------------       Officer
                   Eugene M. Isenberg

               /s/ ANTHONY G. PETRELLO                     President, Chief Operating        June 24, 2002
    ------------------------------------------------       Officer and Director
                   Anthony G. Petrello

              /s/  RICHARD A. STRATTON                     Vice Chairman and Director        June 24, 2002
    ------------------------------------------------
                   Richard A. Stratton

                  /s/ BRUCE P. KOCH                        Vice President - Finance          June 24, 2002
    ------------------------------------------------       (Principal Financial and
                      Bruce P. Koch                        Accounting Officer)

                 /s/ JAMES L. PAYNE                        Director                          June 24, 2002
    ------------------------------------------------
                     James L. Payne

                  /s/ HANS SCHMIDT                         Director                          June 24, 2002
    ------------------------------------------------
                      Hans Schmidt

               /s/ MYRON M. SHEINFELD                      Director                          June 24, 2002
    ------------------------------------------------
                   Myron M. Sheinfeld

                   /s/ JACK WEXLER                         Director                          June 24, 2002
    ------------------------------------------------
                       Jack Wexler

                /s/ MARTIN J. WHITMAN                      Director                          June 24, 2002
    ------------------------------------------------
                    Martin J. Whitman

                                  EXHIBIT INDEX

  EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
  -----------                                      ----------------------

+3.1             Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement / prospectus included in Nabors Industries Ltd.'s Registration
                 Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

+3.2             Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to
                 Annex III to the proxy statement / prospectus included in Nabors Industries Ltd.'s
                 Registration Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

5.1              Opinion of Appleby, Spurling & Kempe  regarding the legality of the securities being registered

23.1             Consent of PricewaterhouseCoopers LLP

23.2             Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

23.3             Awareness Letter of PricewaterhouseCoopers LLP to the Commission

24               Powers of Attorney (included in signature page)

--------------------------------

+ Incorporated by reference as indicated.


                                       9